UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700
Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

(412) 454-2200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	WCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 24, 2026, WESCO International, Inc. (the “Company”) announced that its wholly owned subsidiary, WESCO Distribution, Inc. (the “Issuer”), commenced and subsequently priced a private offering (the “Offering”) to eligible purchasers, subject to market and other conditions, of $650 million aggregate principal amount of 5.250% senior notes due 2031 (the “5-Year Notes”) and $850 million aggregate principal amount of 5.500% senior notes due 2034 (the “8-Year Notes” and, together with the 5-Year Notes, the “Notes”). The aggregate principal amount of the 8-Year Notes to be issued in the Offering has been increased from the previously announced $650 million to $850 million.

The Issuer intends to use the net proceeds from this Offering to redeem all of its outstanding 7.250% senior notes due 2028 (the “Wesco 2028 Notes”) on or after June 15, 2026 and repay a portion of the amount outstanding under the ABL Facility (as defined below). Prior to redeeming the Wesco 2028 Notes, the Issuer intends to (i) use the net proceeds from this Offering to temporarily repay a portion of the outstanding borrowings under its accounts receivable securitization facility (the “Receivables Facility”) and its asset-based revolving credit facility (the “ABL Facility”) and (ii) subsequently redraw under the Receivables Facility and the ABL Facility in an aggregate amount sufficient to redeem the Wesco 2028 Notes. The Notes will be unsecured and unsubordinated obligations of the Issuer and will be guaranteed on an unsecured, unsubordinated basis by the Company and its wholly owned subsidiary, Anixter Inc.

Copies of the press releases announcing the launch and pricing of the Offering are being filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other securities, nor will there be any sale of the Notes or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Wesco 2028 Notes.

The Notes and related guarantees are being offered and sold only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States under Regulation S of the Securities Act. The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 24, 2026 by WESCO International, Inc.

99.2	Press Release, dated February 24, 2026 by WESCO International, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

February 24, 2026	By:	/s/ David S. Schulz
(Date)		David S. Schulz Executive Vice President